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Exhibit 99.2
                                                                    News Release

[LETTERHEAD OF UNIT INSTRUMENTS, INC.]


 CONTACT:  Gary N. Patten
           Chief Financial Officer
           714/921-2640

           Roger S. Pondel
           Pondel Parsons & Wilkinson
           310/207-9300





              UNIT INSTRUMENTS ANNOUNCES RESIGNATION OF DIRECTOR



YORBA LINDA, CA - September 5, 1997 -- Unit Instruments, Inc. (Nasdaq: UNII) today announced that A. Wade Blackman had resigned as a director of the Company. In his resignation letter, Mr. Blackman expressed disagreement with the strategic direction for Unit that is supported by management and the majority of its Board of Directors.

     Mr. Blackman had not been nominated for reelection as a director of the Company. As such, Mr. Blackman's term as a director would have terminated at the Company's Annual Shareholder Meeting to be held next month.

     Unit Instruments is traded on the Nasdaq National Market under the symbol UNII. Unit's web site is http://www.unit.com.


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